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EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

        In connection with the Annual Report of DG FastChannel, Inc. (the "Company") on Form 10-K for the year ended December 31, 2010, as filed with the SEC on the date hereof (the "Report"), the undersigned, in the capacities and on the dates indicated below, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2011	By:	/s/ SCOTT K. GINSBURG Scott K. Ginsburg Chairman of the Board of Directors and Chief Executive Officer
Date: March 1, 2011	By:	/s/ OMAR A. CHOUCAIR Omar A. Choucair Chief Financial Officer

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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  EXHIBIT 32.1